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Smythe Ratcliffe
Chartered Accountants


                    CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Board of Directors
Nevada Star Resource Corp
16493 - 26th Avenue
Surrey, B.C. V4P2L1

We hereby consent to the use of our report dated January 6, 2000, for the years ended August 31, 1999 and 1998 included in the form 10-KSB in accordance with Section 12 of the Securities Exchange Act of 1934.

/s/ Smythe Ratcliffe
Chartered Accountants

Vancouver, Canada
February 17, 2000